                           SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )
                                             ___

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]    Preliminary Proxy Statement      [   ]  Confidential, For Use of the
[ X ]    Definitive Proxy Statement              Commission Only (as permitted
[   ]    Definitive Additional Materials         by Rule 14a-6(e)(2))
[   ]    Soliciting Material Pursuant to
         Rule 14a-11(c) or Rule 14a-12


                         ADVANCED RADIO TELECOM CORP.
          ----------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

[ X ]  No fee required.
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

[   ]  Fee paid previously with preliminary materials:

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount previously paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

Notes:

                         ADVANCED RADIO TELECOM CORP.

                        500 108TH AVENUE NE, SUITE 2600
                          BELLEVUE, WASHINGTON 98004

                    ---------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 JULY 28, 1998

                    ---------------------------------------



     The Annual Meeting of Stockholders of Advanced Radio Telecom Corp. will be held on July 28, 1998 at 10:00 a.m. (local time) at The Bellevue Hilton,
100 112th Avenue NE, Bellevue, Washington 98004 for the following purposes:

     1.   To elect two Class II directors; and

     2. To transact such other business as may properly come before the meeting and any adjournment thereof.

     Only stockholders of record at the close of business on June 15, 1998 are entitled to notice of and to vote at the meeting and any adjournment thereof.
A list of such stockholders will be available to stockholders at the time and place of the meeting and during normal business hours during the ten days prior to the date of the meeting at the executive offices of Advanced Radio Telecom Corp.

                              By Order of the Board of Directors


                              /s/ Thomas M. Walker
                              Thomas M. Walker,
                              Secretary

Bellevue, Washington
June 29, 1998

     IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING. PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

                         ADVANCED RADIO TELECOM CORP.

                         ----------------------------

                        ANNUAL MEETING OF STOCKHOLDERS

                                 July 28, 1998

                         ----------------------------

                                PROXY STATEMENT

                         ----------------------------

     The enclosed proxy is solicited on behalf of the Board of Directors of Advanced Radio Telecom Corp. (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held on July 28, 1998, at 10:00 a.m. at The Bellevue Hilton, 100 112th Avenue NE, Bellevue, Washington 98004 and at any adjournment thereof.

     In the absence of contrary instructions, the persons named as proxies will vote for the election as director of each of the nominees named below. To be voted, proxies must be delivered to the Secretary of the Company prior to voting. A proxy may be revoked by a stockholder at any time before it is voted by (i) delivering to the Company another properly signed proxy relating to the same shares and bearing a later date, (ii) otherwise delivering a written notice to the Secretary of the Company, bearing a date later than the date of the proxy, stating the proxy is revoked or (iii) attending the Meeting or any adjournment thereof and voting the shares covered by the proxy in person (although attendance at the Meeting will not, by itself, revoke a proxy).

     The Annual Report of the Company, including consolidated financial statements for the year ended December 31, 1997, is being mailed to the Company's stockholders with this Proxy Statement. This Proxy Statement and the enclosed proxy were first mailed to stockholders on the date of the Notice of Annual Meeting of Stockholders.

     The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may use the services of its officers and employees (who will receive no compensation therefor in addition to their regular salaries) to solicit proxies from brokerage houses and other stockholders. The Company will also reimburse brokers and other persons for their reasonable charges and expenses in forwarding soliciting materials to their principals.

     Only holders of record of shares of the Company's common stock, $.001 par value per share (the "Common Stock"), on June 15, 1998 are entitled to receive notice of and to vote at the Meeting. As of that date, the Company had issued and outstanding 26,706,786 shares of Common Stock. Each such share of Common Stock is entitled to one vote on each matter to come before the Meeting.

                             ELECTION OF DIRECTORS


     Under the terms of the Company's Amended and Restated Certificate of Incorporation and by-laws, the Board of Directors is composed of three classes of similar size, each to be elected in a different year, so that only one class will be elected each year, in each case for a three-year term and until their respective successors are duly elected and qualified. The Board of Directors currently consists of seven members.

     Unless otherwise instructed, the persons named in the enclosed proxy intend to vote each share of Common Stock as to which a proxy has been properly executed, returned and not revoked in favor of the election of the two nominees named below as Class II directors for three-year terms that expire in 2001. It is expected that each nominee will be able to serve, but if any nominee is unable to serve, all proxies may be voted for a substitute nominee designated by the Board of Directors, as determined by the persons named in the enclosed proxy in their discretion.

     Set forth below is certain information concerning each of the nominees and the other incumbent directors:

                          NOMINEES FOR ELECTION AS CLASS II DIRECTORS
                                       TERM EXPIRES 2001

                                                    PRINCIPAL                          DIRECTOR
         NAME           AGE                         OCCUPATION                          SINCE
----------------------  ---  --------------------------------------------------------  --------
James C. Cook            38  Senior Vice President of First Union Capital Partners,        1996
                             Inc., a private equity investment affiliate of First
                             Union Corporation, since 1995 and a Vice President of
                             First Union Capital Partners, Inc. from 1989 to 1995.

Thomas J. Wynne          58  Retired.  President and Chief Operating Officer of LCI        1998
                             International, Inc., a long distance telecommunications
                             company, from 1991 to 1998.

                               INCUMBENT CLASS III DIRECTORS
                                     TERM EXPIRES 1999

                                                    PRINCIPAL                          DIRECTOR
NAME                    AGE                         OCCUPATION                          SINCE
----------------------  ---  --------------------------------------------------------  --------
Mark C. Demetree         41  President of U.S. Salt Corporation since 1998;                1995
                             President of North American Salt Company from 1993
                             to 1998; Director of J.C. Nichols Company.

James B. Murray, Jr.     51  Managing Director of Columbia Capital Corporation             1997
                             since March 1989; President of Randolph Cellular
                             Corp., a cellular communications company, from 1990
                             to 1993; Director of Saville Systems PLC.

                          INCUMBENT CLASS I DIRECTORS
                                TERM EXPIRES 2000

                                                    PRINCIPAL                          DIRECTOR
NAME                    AGE                         OCCUPATION                          SINCE
----------------------  ---  --------------------------------------------------------  --------
Andrew I. Fillat         50  Managing Director of Advent International Corpora-            1995
                             tion, a global venture capital and private equity
                             management firm since 1995 and Vice President of
                             Advent International Corporation from 1989 to 1995;
                             Director of Interlink Computer Sciences, Lightbridge,
                             Inc. and Voxware, Inc.

Henry C. Hirsch          56  Chairman of the Board of Directors, President and             1997
                             Chief Executive officer of the Company since
                             November 1997; Vice Chairman and Chief Executive
                             Officer of Williams Communications Group, a wholly-
                             owned subsidiary of the Williams Companies that
                             provides businesses with enterprise network solutions,
                             services and advanced multimedia applications from
                             1996 to 1997; President and Chief Operating officer of
                             Williams Telecommunications Systems ("WilTel"), a
                             nationwide systems integration company from 1992 to
                             1996.

Alan Z. Senter           56  Chairman of Senter Associates, a financial advisory           1996
                             firm since 1996 and from 1993 to 1994; Executive
                             Vice President and Chief Financial Officer of NYNEX
                             Corporation from 1994 to 1996; Executive Vice
                             President and Chief Financial Officer of GAF/ISP
                             Corporation from 1992 to 1993.  Director of Exec Ltd.
                             and InterVu Inc.


BOARD OF DIRECTORS AND COMMITTEES

     During the year ended December 31, 1997, the Board of Directors of the Company held 15 meetings. During such year, each director attended at least 75% of the meetings of the Board held during the period he was a director and at least 75% of the meetings of each Committee on which he served held during the period he served.

     The Board of Directors currently has two standing committees: the Audit Committee and the Compensation Committee. The Company does not have a standing Nominating Committee.

     The Compensation Committee has responsibility for reviewing and administering the Company's program with respect to the compensation of its officers, employees and consultants and reviewing transactions with its officers, directors and affiliates. The Compensation Committee also reviews, interprets and administers the Company's Restated Equity Incentive Plan, prescribes rules and regulations relating thereto and determines the stock options and other equity incentives to be granted by the Company to its employees. As a policy, the Compensation Committee directs the Company to pay officers, directors and affiliates of the Company for services rendered outside the scope of their respective obligations to the Company, in accordance with industry standards for such services, which may include introducing major transactions or providing legal services to the Company. Messrs. Demetree and Murray currently serve on the Compensation Committee. Mr. Fillat served on the Compensation Committee until February 1997. Mr. Fotheringham served on the Compensation Committee until October 1997. The Compensation Committee held five meetings in 1997.

     The Audit Committee recommends the engagement of independent accountants to audit the Company's financial statements and perform services related to the audit, reviews the scope and results of the audit with the accountants, reviews with management and the independent accountants the Company's year-end operating results, and considers the adequacy of internal accounting procedures. Messrs. Cook, Fillat and Senter currently serve on the Audit Committee. The Audit Committee held two meetings in 1997.


                             COMMON STOCK OWNERSHIP

     The following table sets forth certain information with respect to the beneficial ownership of shares of Common Stock as of June 15, 1998 by (i) the Chief Executive Officer and each of the four other most highly paid executive officers of the Company who were serving as executive officers on December 31, 1997 and one other individual who would have been one of the four most highly paid executive officers of the Company but for the fact that he was not serving as an executive officer on December 31, 1997 (the "Named Executive Officers"),
(ii) each director of the Company, (iii) all executive officers and directors of the Company as a group and (iv) each person (including any "group" as that term is used in Section 13(d)(3) of the Exchange Act of 1934 (the "Exchange Act")) known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock. Except as noted below, each of the persons listed has sole investment and voting power with respect to the shares indicated:

                                              BENEFICIAL OWNERSHIP
                                             ---------------------
NAME                                          NUMBER       PERCENT
----                                         ---------    --------

     Columbia Capital Corporation (1)......  2,658,828      10.0%
     Commco, L.L.C. (2)....................  2,831,677      10.6%
     James C. Cook (3).....................     58,569         *
     Mark C. Demetree (4)..................    386,942       1.4%
     Andrew I. Fillat (5)..................      5,728         *
     Vernon L. Fotheringham................    974,870       3.7%
     Thomas A. Grina (6)...................     70,455         *
     Henry C. Hirsch.......................    100,000         *
     James D. Miller (7)...................     35,001         *
     James B. Murray, Jr. (8)..............    227,643         *
     Alan Z. Senter (9)....................      7,151         *
     Richard A. Shields, Jr.(10)...........     13,636         *
     Thomas M. Walker(11)..................     16,350         *
     WinStar Communications, Inc...........  3,313,864      12.4%
     Thomas J. Wynne.......................          0         *
     All executive officers and directors
       as a group (12).....................    907,839       3.4%

------------
Unless otherwise indicated, the business address of each director and executive officer named above is c/o Advanced Radio Telecom Corp., 500 108th Avenue NE, Suite 2600, Bellevue, Washington 98004.

* Less than 1.0%.

(1) Includes 62,173 shares of Common Stock issuable upon exercise of warrants owned by Columbia Capital Corporation ("Columbia Capital") and 357,166 shares, 655,203 shares and 1,584,286 shares owned by CCC Millimeter L.P. ("CCC Millimeter"), Columbia Millimeter Communications, L.P. ("Millimeter") and Columbia Capital, respectively. Columbia Capital, as the sole general partner of CCC Millimeter and Millimeter, has the power to vote and dispose of the Common Stock held by CCC Millimeter and Millimeter. Robert Blow, Mark J. Kington, David P. Mixer, James B. Murray and Mark R. Warner share investment control of the shares held by such entities and may be deemed to beneficially own such shares. Each of Messrs. Blow, Kington, Mixer, Murray and Warner disclaims beneficial ownership of the shares held by such entities, except to the extent of such individual's interest in such entities. The address of each of Columbia Capital, CCC Millimeter and Millimeter is 0 Court Square, P.O. Box 1465, Charlottesville, VA 22902.

(2) Includes 54,191 shares of Common Stock issuable upon exercise of warrants. The address of Commco, L.L.C. is 4513 Pin Oak Court, Sioux Falls, SD 57103.

(3) Includes 8,000 shares of Common Stock issuable upon exercise of warrants and 3,201 shares of Common Stock issuable upon exercise of options exercisable within 60 days of June 15, 1998.

(4) Includes 3,201 shares of Common Stock issuable upon exercise of options exercisable within 60 days of June 15, 1998. Does not include 117,999 shares of Common Stock issuable upon exercise of warrants or 1,534,964 shares of Common Stock beneficially owned in each case by members of Mr. Demetree's family or a trust for their benefit, of which he disclaims beneficial ownership. Mr. Demetree's address is 3740 Beach Blvd.,
     Suite 306, Jacksonville, FL 32207.

(5) Includes 3,201 shares of Common Stock issuable upon exercise of options exercisable within 60 days of June 15, 1998. Does not include shares of Common Stock and shares of Common Stock issuable upon exercise of warrants held by the Advent Partnerships, of which Mr. Fillat disclaims beneficial ownership, except for 2,495 shares of Common Stock and 32 shares issuable upon exercise of warrants.

(6) Includes 70,455 shares of Common Stock issuable upon exercise of options exercisable within 60 days of June 15, 1998.

(7) Includes 35,001 shares of Common Stock issuable upon exercise of an option exercisable within 60 days of June 15, 1998.

(8) Includes 1,734 shares of Common Stock issuable upon exercise of options exercisable within 60 days of June 15, 1998 Mr. Murray is a Managing Director of Columbia Capital Corporation. Excludes shares held by Columbia Capital, CCC Millimeter and Millimeter. See Footnote 1. Mr. Murray's address is c/o Columbia Capital Corporation, 0 Court Square, P.O. Box 1465, Charlottesville, VA 22902.

(9) Includes 7,151 shares of Common Stock issuable upon exercise of options exercisable within 60 days of June 15, 1998.

(10) Includes 13,636 shares of Common Stock issuable upon conversion of stock options exercisable within 60 days of June 15, 1998.

(11) Includes 16,250 shares of Common Stock issuable upon conversion of stock options exercisable within 60 days of June 15, 1998.

(12) Includes 140,194 shares of Common Stock issuable upon exercise of options and 10,527 shares of Common Stock issuable upon exercise of warrants exercisable within 60 days of June 15, 1998.

                                 COMPENSATION

EXECUTIVE COMPENSATION

     The following table sets forth information with respect to compensation paid to or accrued in each of the last three completed fiscal years, if applicable, on behalf of the Named Executive Officers:

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM
                                                                                     COMPENSATION
                                                                                        AWARDS
                                                                               ------------------------
                                    ANNUAL COMPENSATION                        RESTRICTED    SECURITIES
                                    -------------------                          STOCK       UNDERLYING       ALL OTHER
                                           YEAR            SALARY      BONUS     AWARDS    OPTIONS(#)(1)    COMPENSATION
                                    -------------------  -----------  -------  ----------  --------------  ---------------

Henry C. Hirsch (2)...............         1997          $ 54,168(3)  $54,167     100,000     800,000          $300,113(4)
   Chairman, President and Chief           1996                __          __          __          __                __
   Executive Officer                       1995                __          __          __          __                __

Vernon L. Fotheringham (5)........         1997          $274,992     $50,000          __          __          $     44(6)
   Vice Chairman                           1996          $250,000          __          __          __                __
                                           1995          $ 90,000          __          __          __                __
Thomas A. Grina...................         1997          $210,600          __          __     228,666          $     26(6)
  Executive Vice President and             1996          $122,190(3)       __          __     181,818          $ 25,000(7)
  Chief Financial Officer                  1995                __          __          __          __                __

James D. Miller,..................         1997          $157,500          __          __      36,364          $    113(6)
  Senior Vice President                    1996          $135,000(3)       __          __      36,364                __
  Sales and Marketing                      1995                __          __          __      18,182                __

Richard A. Shields, Jr.(8)........         1997          $153,750          __          __      54,545          $     26(6)
  Senior Vice President                    1996          $ 93,777(3)       __          __      14,545                __
  Technical Operations                     1995                __          __          __          __                __

Thomas M. Walker..................         1997          $120,625          __          __      35,000          $     10(6)
  Vice President                           1996          $ 49,482(3)  $10,625          __       7,272          $  2,943(7)
  General Counsel                          1995                __          __          __          __                __
------------

(1) On July 31, 1997, the Board of Directors canceled certain options granted under the Company's Restated Equity Incentive Plan (the "Equity Incentive Plan") and issued new options in lieu thereof with a lower exercise price of $7.875, the fair market value of the Common Stock on that date.

(2) Mr. Hirsch joined the Company in November 1997.

(3) Reflects compensation for a partial year.  See "--Employment Agreements."

(4)  Reflects payment of term life insurance premiums and moving expenses.

(5) Mr. Fotheringham resigned his position as Chairman, President and Chief Executive Officer and was elected Vice Chairman of the Company effective November 1997. He resigned his position as Vice Chairman of the Company effective May 1998. He resigned his position as director effective June 1998.

(6) Reflects payment of term life insurance premiums.

(7) Reflects the reimbursement of moving expenses.

(8) Mr. Shields ceased being an executive officer of the Company in December 1997, and his employment with the Company terminated effective January 15, 1998.

OPTION GRANTS

     The following table sets forth certain information regarding stock option grants made to the Named Executive Officers during the fiscal year ended December 31, 1997. No grants were made during 1997 to Mr. Fotheringham.

                       OPTION GRANTS IN LAST FISCAL YEAR
                             INDIVIDUAL GRANTS (1)
                       --------------------------------

                                                                                         POTENTIAL REALIZATION VALUE AT
                              NUMBER OF     PERCENT OF                                     ASSUMED ANNUAL RATES OF
                             SECURITIES   TOTAL OPTIONS                                  STOCK PRICE APPRECIATION FOR
                             UNDERLYING     GRANTED TO      EXERCISE                            OPTION TERM (2)
                               OPTIONS     EMPLOYEES IN      PRICE        EXPIRATION    ----------------------------
                               GRANTED     FISCAL YEAR      PER SHARE         DATE           5%               10%
                             -----------  -------------     --------      ----------     ----------       -----------
Henry C. Hirsch                  600,000      25.9%           $8.875        10/17/02     $1,471,199       $3,250,966
                                 200,000       8.6%            12.50        10/17/02              0          358,655
Thomas A. Grina                   46,848       2.0%            7.125         8/21/02         92,221          203,783
                                 181,818       7.8%            7.875         7/30/02        395,585          874,138
James D. Miller                   36,364       1.6%            7.875         7/30/02         79,118          174,830
Richard A. Shields, Jr. (3)       54,545       2.4%            7.875         7/30/02        118,675          262,240
Thomas M. Walker                  35,000       1.5%            7.875         7/30/02         76,150          168,272

------------
(1) On July 31, 1997, the Board of Directors canceled certain options granted under the Equity Incentive Plan and issued new options in lieu thereof with a lower exercise price of $7.875, the fair market value of the Common Stock on that date.

(2) The potential realizable value is calculated based on the term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option.

(3) In connection with the termination of Mr. Shields employment, 36,545 of these options terminated on January 15, 1998 and the remaining 18,000 will remain exercisable until on January 14, 2000.

             AGGREGATE STOCK OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth the number and value as of December 31, 1997 of shares underlying unexercised options held by each of the Named Executive Officers. As of December 31, 1997, Mr. Fotheringham held no options, and no stock options had been exercised by any of the Named Executive Officers.


                         FISCAL YEAR-END OPTION VALUES

                         NUMBER OF SHARES
                      UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                            OPTIONS AT         IN-THE-MONEY-OPTIONS AT
                         FISCAL YEAR END          FISCAL YEAR END(1)
                      ----------------------  --------------------------
NAME                       EXERCISABLE        UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
--------------------  ----------------------  -------------  -----------  -------------

Henry C. Hirsch                    --            800,000            --        $     0
Thomas A. Grina                45,455            183,211       $ 5,682        $58,037
James D. Miller                20,001             34,545       $38,852        $28,548
Richard A. Shields             13,636             40,908       $ 1,705        $ 5,114
Thomas M. Walker                8,750             26,250       $ 1,094        $ 3,281

------------
(1) Based on the last sales price of the Company's Common Stock reported on the Nasdaq National Market on December 31,1997 of $8.00 per share, less the exercise price payable upon exercise of such options.


DIRECTOR COMPENSATION

     Each director who is not a full-time employee of the Company or one of its subsidiaries receives $4,000 per year for services rendered as a director, $500 for each board meeting attended and $500 for each committee meeting attended ("Director Fees").

     Also, non-employee directors are eligible to participate in the 1997 Equity Incentive Plan for Non-Employee Directors (the "1997 Directors Plan"). The 1997 Directors Plan provides for automatic and discretionary grants of stock options to directors who are not employees of the Company or one of its subsidiaries and gives non-employee directors the ability to elect to receive Common Stock in lieu of their Director Fees.

     Under the 1997 Directors Plan, each eligible director received an initial grant of options to purchase 20,000 shares of Common Stock, and each newly elected non-employee director will receive a similar grant upon his or her first
appointment or election to the Board of Directors.   In addition, each non-
employee director will be granted options to purchase 7,000 shares of Common Stock at each annual meeting at which such director is reelected or is continuing as a director. These options have an exercise price equal to the fair market value of the Common Stock on the date of the grant, expire five years after the date of grant, and become exercisable on the day before each of the first, second and third annual stockholders meeting following the date of grant.

     The 1997 Directors Plan also allows each eligible director to elect to receive annually in advance Director Fees in the form of deferred grants of Common Stock, rather than cash, payable on the earlier of (i) the first business day of the third January following the date of grant, (ii) a change of control of the Company or (iii) the date the eligible director ceases to be a director of the Company.

EMPLOYMENT AGREEMENTS

     On October 17, 1997, the Company entered into an employment agreement with Henry C. Hirsch, providing for full-time employment as Chairman, President and Chief Executive Officer through December 31, 2000 at a salary at the annual rate of $325,000 for 1997 and 1998, $350,00 for 1999 and $400,000 for 2000. Under
the agreement, Mr. Hirsch is guaranteed an annual bonus of at least $54,167 for 1997, $325,000 for 1998 and $87,500 for 1999. The agreement further provides that Mr. Hirsch's annual targeted bonus for years other than 1997 and 1998 will be not less than 50% of his base salary, and that his maximum incentive bonus will be 100% of his base salary, pursuant to such bonus or incentive compensation plan as is available to executives of the Company generally or, if there is no such plan, as determined by the Board or Directors based on performance criteria set annually. Pursuant to the agreement, Mr. Hirsch was granted five-year stock options under the Equity Incentive Plan for an aggregate of 800,000 shares of Common Stock, of which 600,000 will be exercisable at $8.875 per share, the fair market value on the day of the grant, and 200,000 will be exercisable at $12.50 per share. The Company also granted Mr. Hirsch 100,000 shares of deferred stock deliverable on January 2, 2001. The Company also loaned Mr. Hirsch $887,500 to purchase 100,000 shares of Company Common Stock at $8.875 per share with interest at the minimum applicable federal rate, payable over five years and secured by the shares purchased. The Company has also agreed to pay Mr. Hirsch $300,000 for relocation expenses. The agreement precludes Mr. Hirsch from competing with the Company for two years after the cessation of his employment, or a period equal to the length of his employment up to two years, if he is terminated without cause. The agreement may be terminated at any time by either party and provides that, if the Company terminates Mr. Hirsch without cause, Mr. Hirsch's employment is terminated due to his disability or death, or Mr. Hirsch terminates his employment as a result of constructive termination, Mr. Hirsch will be entitled to receive the full amount of his base salary and bonus (at the guaranteed amount for 1997 and 1998 and at the target amounts for 1999 and 2000) for the remainder of the agreement term or, if Mr. Hirsch is terminated after December 31, 1999, to be paid for twelve months his base salary and target bonus in effect for the year 2000.
Upon such termination, Mr. Hirsch will also be entitled to receive medical and term life insurance for the remainder of the employment term, but no less than twelve months and no more than eighteen months following termination. In addition, all options granted to Mr. Hirsch not yet vested will vest and remain exercisable for the lesser of one year or their original term.

     On October 17, 1997, the Company also entered into a Change of Control Agreement with Mr. Hirsch entitling him to certain benefits if his employment with the Company is terminated, other than for cause or his disability or death, or if he resigns for good reason within 24 months of any change of control of the Company. Upon such a termination, the agreement provides that: (i) the Company will pay Mr. Hirsch a cash payment equal to his annual base salary at the time of termination, to the extent not theretofore paid for the year, plus a prorated portion of his maximum incentive bonus for the year and any accrued and unpaid vacation pay; (ii) any stock, stock option or other awards granted to Mr. Hirsch by the Company will immediately vest and become exercisable in full and shall remain exercisable for the lesser of four years or their original term;
(iii) the Company will pay to Mr. Hirsch a cash payment equal to the greater of
(a) Mr. Hirsch's aggregate base salary plus maximum incentive compensation for the period from termination through December 31, 2000 and (b) two times his annual base salary rate at the date of termination plus either his maximum incentive compensation for the year in which termination occurs or his maximum incentive compensation in effect immediately prior to the change of control, whichever is higher; (iv) the Company will continue to insure Mr. Hirsch and his dependents in the Company's life and medical insurance plans for up to two years after termination; and (v) Mr. Hirsch will be entitled to return the 100,000 shares of Common Stock pledged to secure the promissory note described above in full satisfaction of the promissory note if the fair market value of the Common Stock is less than the amount due on the note.

     On August 21, 1997, the Company entered into a two-year employment agreement with Thomas A. Grina, providing for full-time employment as executive vice president and Chief Operating Officer at an annualized base salary of $210,000 for 1997, $235,000 for 1998 and $258,000 for 1999. Under the Agreement,
Mr. Grina is eligible for an annual target incentive bonus of not less than 50% of his annual salary. The agreement precludes Mr. Grina from competing with the Company for one year after the cessation of his employment. The agreement may be terminated by either party and provides that, if Mr. Grina's employment is terminated by the Company other than for cause or by Mr. Grina as a result of constructive termination, Mr. Grina will be entitled to receive an amount equal to twelve months of his base salary and bonus in effect at his termination and continuation of benefits to which he would have otherwise been entitled for a period of twelve months from the date of such termination, and all options granted to Mr. Grina will vest and remain exercisable for three years.

     The Company's employment agreement with Mr. Fotheringham provided for his full-time employment as Vice Chairman at an annualized base salary of $275,000 for 1997 and $300,000 for 1998. Under an October 1997 amendment to his employment agreement, Mr. Fotheringham received a guaranteed bonus of $50,000 for 1997. Mr. Fotheringham resigned his position effective as of May 1998. He resigned his position as director of the Company effective as of June 1998. The agreement precludes Mr. Fotheringham from competing with the Company for one year after the cessation of his employment.

     The Company's employment agreement with James D. Miller provides for full-time employment at an annual base salary of $150,000 and an annual bonus in designated amounts based upon the achievement of specified performance goals. The agreement has a term of three years expiring January 1999 and precludes him from competing with the Company for one year after the cessation of employment. The employment agreement may be terminated at any time by the Company or Mr. Miller and provides that, if the Company terminates Mr. Miller's employment without cause or his employment is terminated due to his disability or death, Mr. Miller will receive the full amount of his base salary and any other benefits to which he would have otherwise been entitled for a period of six months from the date of such termination.

     The Company's employment agreement with Richard A. Shields provided for full-time employment at an annual base salary of $110,000 and an annual bonus in designated amounts based on the achievement of specified performance goals. The agreement precludes him from competing with the Company for one year after the cessation of employment. Mr. Shields' employment with the Company terminated effective January 15, 1998. Mr. Shields is entitled to salary and benefit continuation for three months from the date of termination. In connection with the termination, 36,545 of Mr. Shields' options terminated on January 15, 1998 and the remaining 18,000 will terminate on January 14, 2000.


                              REPRICING OF OPTIONS

COMPENSATION COMMITTEE REPORT ON REPRICING OF OPTIONS

     On July 31, 1997, the Board of Directors canceled certain options granted under the Equity Incentive Plan and issued new options in lieu thereof with a lower exercise price of $7.875, the fair market value of the Company's common stock on that date. The option cancellation and re-issue did not increase the number of outstanding employee stock options, as re-issued options replace earlier options that were canceled. The Compensation Committee of the Board of Directors (the "Compensation Committee") recommended this action because it believed it was necessary to maintain a competitive employee compensation
program.   Most employee options outstanding at the time of the repricing were granted above the Company's initial public offering price, and there had been a downward trend in the price of the Company's stock since that offering.

     The Company's option plan is an integral part of the Company's overall employee compensation and benefit program providing for participation by employees key to the overall strategic goals of the Company. The option policy has encouraged a long-term focus by employees, helped align employees' interests with those of the shareholders of the Company, provided incentive to employees to maximize revenue and profit growth, and helped maintain compensation levels which are comparable to those at other telecommunications companies. The aggressive environment in the telecommunications industry makes it essential that the Company have a competitive stock option program in order to attract, retain and motivate high-quality personnel. Furthermore, the Company's stock option program enables the Company to compensate employees competitively while conserving cash for execution of its business plan.

     The Compensation Committee believes that option cancellation and reissue should be used sparingly so as not to contradict the fundamental incentive and motivating nature of employee stock options. Nonetheless, the Compensation Committee believes that the Company properly considered option cancellation and re-issue (and the potential compensation involved) in light of competitive industry standards and what was in the best overall interest of the Company and its stockholders. Furthermore, for these reasons, among other things, the Compensation Committee believes it was reasonable to lengthen the vesting requirements of the re-issued options as compared with the outstanding options that were canceled.

     The Compensation Committee believes that it would have been detrimental to the Company and its future performance, particularly at this critical juncture in the growth of the telecommunications market, to have an employee workforce that was not fully motivated. Furthermore, the Compensation Committee believes that in the tight telecommunications job market it was important to maintain a competitive compensation program in order to prevent the loss of valuable employees. Therefore, the Compensation Committee believes that the cancellation and reissue of the options was a reasonable course of action designed to eliminate such adverse factors on the Company's future performance.

                                              COMPENSATION COMMITTEE

                                              Mark C. Demetree
                                              James B. Murray, Jr.


                        OPTION REPRICING SINCE INCEPTION

     The Company has had one option repricing since its inception. The following table sets forth certain information regarding the repricing of options held by the Company's Named Executive Officers:

                                   NUMBER OF    MARKET
                                  SECURITIES    PRICE         EXERCISE               EXPIRATION
                                  UNDERLYING   OF STOCK       PRICE AT        NEW      DATE OF
                                   REPRICED   AT TIME OF      TIME OF      EXERCISE   REPLACED
NAME                       DATE     OPTIONS   REPRICING      REPRICING       PRICE     OPTIONS
--------------------  -----------  ---------  ---------  ----------------  --------  ----------
Thomas A. Grina           7/31/98    181,818     $7.875       $17.1875     $7.875     7/30/02
James D. Miller           7/31/98     36,364      7.875        17.1875      7.875     7/30/02
Richard A. Shields        7/31/98     12,727      7.875         10.835      7.875     7/30/02(1)
                          7/31/98     41,818      7.875        17.1875      7.875     7/30/02
Thomas M. Walker          7/31/98      7,272      7.875        17.1875      7.875     7/30/02

------------
(1) In connection with the termination of Mr. Shields employment, 36,545 of these options terminated on January 15, 1998 and the remaining 18,000 will terminate on January 14, 2000.


            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
            -------------------------------------------------------

  The Company's executive compensation program is designed to reward and retain executives who are capable of leading the Company in achieving its strategic and financial objectives in the competitive and rapidly evolving telecommunications industry.

  The Company relies on three compensation components: salary, incentive cash bonuses and stock-based incentive compensation. Each of the Company's executive officers has an annual base salary, established by an employment agreement or otherwise, at a level the Company believes is competitive for comparable companies in its industry and geographic area and allows it to attract and retain experienced executives capable of managing its growth. The Committee relies in part on annual industry salary surveys and has occasionally commissioned independent surveys.

  The Company has developed an incentive bonus program under which its executives are eligible to receive incentive cash bonuses as determined by the Board of Directors for each fiscal year. One of the Company's executive officers is entitled under his employment agreement to a minimum bonus, but generally bonuses are intended to reward executives when the Company achieves its business objectives.

  The Compensation Committee believes that long-term stock price appreciation will reflect the Company's achievement of its strategic goals and objectives. Accordingly, the Company seeks to create long-term performance incentives for its employees and directors by aligning their economic interest with the interests of the Company's long-term shareholders through the Company's stock-based incentive compensation program. Stock options have generally been granted at a price equal to the fair market value of the Company's Common Stock on the date of grant, and as a result, receipt of value by the employee is dependent upon an increase in the fair market value of the Company's Common Stock. Awards are based on the anticipated contributions by such employees in helping the Company achieve its strategic goals and objectives.

  Mr. Hirsch's base salary and bonus for 1997 was determined pursuant to an employment agreement entered into between the Company and Mr. Hirsch in November 1997. To induce Mr. Hirsch to enter into that employment contract, the Company also granted Mr. Hirsch five-year stock options for an aggregate of 800,000 shares of Common Stock, of which 600,000 is exercisable at $8.875 per share, the fair market value on the day of the grant, and 200,000 are exercisable at $12.50 per share. The Company also granted Mr. Hirsch 100,000 shares of deferred Common Stock deliverable on January 2, 2001. The Company also loaned Mr. Hirsch $887,500 to purchase 100,000 shares of Company Common Stock at $8.875 per share with interest at the minimum applicable federal rate, payable over five years and secured by the shares purchased. The Compensation Committee believes that these stock awards were appropriate because the long-term appreciation of these awards will reflect the achievement of the Company's strategic goals and objectives.

  In adopting and administering executive compensation plans and arrangements, the Compensation Committee will consider whether the deductibility of such compensation will be limited under Section 162(m) of the Internal Revenue Code, as amended, and, in appropriate cases, may serve to structure arrangements so that any such limitation will not apply.

  With respect to the above matters, the Compensation Committee submits this report.

                              COMPENSATION COMMITTEE

                              Mark C. Demetree
                              James B. Murray, Jr.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          Messrs. Demetree, Murray, Fillat and Fotheringham served on the Compensation Committee during 1997. Mr. Fillat served on the Compensation Committee until February 1997. Mr. Fotheringham served on the Compensation Committee until October 1997. Mr. Fotheringham was an executive officer and employee of the Company until May 1998.

                               CERTAIN TRANSACTIONS

          The following information regarding certain transactions with directors, officers and holders of record or beneficially of more than five percent of the Company's Common Stock does not include information for any period during which such person or entity, as the case may be, was not an officer, director or five percent holder.

          In May 1998, the Company acquired certain 38 GHz authorizations from Columbia Capital and one of its affiliates in exchange for 1,335,750 shares of Common Stock. Upon the occurrence of certain contingencies, the Company may also be required to purchase additional 38 GHz authorizations in exchange for an additional 58,292 shares of Common Stock. The Company also has an option to buy from Columbia Capital, and Columbia Capital has an option to sell to the Company, certain additional authorizations in exchange for approximately 180,274 additional shares of Common Stock. In addition, the Company has a right of first offer for all 38 GHz authorizations that the FCC may grant Columbia Capital in the future.

          In connection with the acquisition of certain 38 GHz licenses from CommcoCCC, Inc. ("CommcoCCC") in February 1997, the Company gave Commco, L.L.C., a stockholder of CommcoCCC, an option to acquire twelve 38 GHz FCC licenses in specified markets, in which the Company has more than one license. Such option was exercised in June 1997, with closing subject to FCC approval. The purchase price will be paid by a non-recourse note secured by a pledge of Common Stock and will be determined based on the sales price of Common Stock on the day the option was exercised and the population covered by the twelve licenses. The Company has the right to be a reseller with respect to these licenses for a term of five years at market rates.

          During the year ended December 31, 1997, the Company paid Pierson & Burnett, L.L.P., a law firm of which W. Theodore Pierson, Jr.,an executive officer of the Company until March 1997, is a principal, approximately $666,695 for legal services.

          Pursuant to his employment agreement, in November 1997, the Company loaned Mr. Hirsch, the Chairman of the Board of Directors and Chief Executive Officer of the Company, $887,500 to purchase 100,000 shares of Common Stock at $8.875 per share, the fair market value of the stock on the date of the loan. The loan bears interest at the minimum applicable federal rate, is payable over five years and is secured by the shares purchased. As of June 15, 1998, all of the debt was outstanding.

          As a condition to an acquisition of assets, the Board of Directors elected Mr. Murray as a director.

                                PERFORMANCE GRAPH

          The following stock price performance graph compares the cumulative total return on the Common Stock with the cumulative total return of the Standard & Poor's Composite 500 Index and of the CRSP Nasdaq Telecommunications Peer Group Index from November 5, 1996, the date of the Company's initial public offering, through December 31, 1997 assuming a $100 initial investment in each case. The stock price performance on the graph below is not necessarily indicative of future price performance.



                                    [GRAPH]



                                  November 5, 1996  December 31, 1996  December 31, 1997
----------------------------------------------------------------------------------------
Advanced Radio Telecom Corp.                  $100            $ 75.00            $ 53.33
----------------------------------------------------------------------------------------
S&P 500                                       $100            $103.72            $135.89
----------------------------------------------------------------------------------------
CRSP Nasdaq Telecommunications                $100            $101.02            $149.55
    Peer Group Index
----------------------------------------------------------------------------------------



                               INDEPENDENT AUDITORS

          The Board of Directors selected the firm of Coopers & Lybrand L.L.P. to audit the financial statements of the Company for the fiscal year ended December 31, 1998 and to report on the results of their audit. A representative of Coopers & Lybrand L.L.P. is expected to be present at the Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.


                            QUORUM, REQUIRED VOTES AND
                               METHOD OF TABULATION

          Consistent with Delaware law and under the Company's by-laws, a majority of the shares entitled to vote on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Meeting will be counted by an election inspector appointed by the Company for the meeting. The nominees who receive the greatest number of votes properly cast for the election of directors will be elected directors. The election inspector will count shares represented by proxies that reflect abstentions and "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but neither abstentions nor broker non-votes will have any effect on the outcome of voting on the election of directors.


                              STOCKHOLDER PROPOSALS

          Proposals of stockholders intended to be considered at the Company's 1999 annual meeting of stockholders must be received by the Company not later than February 29, 1999 at its principal executive offices, 500 108th Avenue NE, Suite 2600, Bellevue, WA 98004 to be considered for inclusion in the Company's proxy statement and form of proxy relating to that annual meeting.


                                  OTHER BUSINESS

          The Board of Directors knows of no business to be brought before the Meeting which is not referred to in the accompanying Notice of Annual Meeting of Stockholders. However, should any such matters be presented, the persons named in the enclosed proxy will have discretionary authority to take such action in regard to such matters as in their judgment seems advisable.


                                    FORM 10-K

          A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE WITHOUT CHARGE BY WRITING TO THE COMPANY AT: ADVANCED RADIO TELECOM CORP., 500 108TH AVENUE NE, SUITE 2600, BELLEVUE, WASHINGTON, 98004, ATTN: SHAREHOLDER RELATIONS.

                                     PROXY

                         ADVANCED RADIO TELECOM CORP.

         500 108th Ave., NE - Suite 2600 - Bellevue, Washington 98004

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Henry C. Hirsch, Thomas A. Grina and Thomas
M. Walker, and each of them, each with power to appoint his substitute, as proxies to vote and act at the Annual Meeting of Stockholders of Advanced Radio Telecom Corp. to be held on July 28, 1998, 10:00 A.M. (local time) at the Bellevue Hilton, 100 112th Avenue NE, Bellevue, WA 98004, or any adjournment thereof (the "Meeting") with respect to the number of shares of Common Stock of Advanced Radio Telecom Corp. as to which the undersigned is entitled to vote or act. The undersigned instructs such proxies to vote as designated below for the nominees specified below, as described in the accompanying Notice of Meeting and Proxy Statement, receipt of which is acknowledged. All proxies heretofore given by the undersigned in respect of the Meeting are hereby revoked.

----------        CONTINUED AND TO BE SIGNED ON REVERSE SIDE       -----------
SEE REVERSE                                                        SEE REVERSE
   SIDE                                                               SIDE
----------                                                         -----------

       Please mark
[ X ]  votes as in                                                       -------
       this example.                                                           |
                                                                               |
                                                                               |

Unless otherwise specified, this proxy will be voted FOR the election of all nominees for directors and in the discretion of the named proxies as seems in their judgment advisable as to any other matter that may come before the Meeting or any adjournment thereof.

1.  ELECTION OF DIRECTORS:

    Nominees:  James C. Cook and Thomas J. Wynne

                FOR                WITHHELD
               BOTH                FOR BOTH
              NOMINEES             NOMINEES

               [_]                   [_]

[_]
      ---------------------------------------
      (instruction:  to withhold authority to
      vote for either nominee, write that
      nominee's name on the line above.)


                         MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   [_]


                         Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                         PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.


Signature:                 Date:        Signature:                 Date:
           ---------------      -------           ----------------      -------